EXHIBIT 21
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                                              State of
Subsidiary      Incorporation
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AMREP Southwest Inc.                         New Mexico
  Advance Financial Corp.                    New Mexico
  AMREP Construction Corporation             New Mexico
  AMREP Financial Corp.                      New Mexico
  AMREP Metro Works, Inc.                    New York
    Perma Corp.                              New York
       Strickland Construction Corp.         New Jersey
  AMREP Southeast, Inc.                      Florida
    AMREP Saratoga Square Homes, Inc.        Florida
  AMREPCO Inc.                               Colorado
  Carity-Hoffman Associates, Inc.            New York
  Double R Realty, Inc.                      New Mexico
  Eldorado at Sante Fe, Inc.                 New Mexico
  M.F.G. Realty Corp.                        New York
  Marion Realty, Inc.                        Florida
  New Mexico Foreign Trade Zone
    Corporation                              New Mexico
  Panorama Inn of Florida, Inc.              Florida
  Rancho Homes, Inc.                         New Mexico
  Rio Rancho Golf & Country Club, Inc.       New Mexico
  S.G.R. Realty Corp.                        New Jersey
  Shasta Real Estate Company                 California
  Sun Oaks Realty Corp.                      Florida
  Rio Venture Corp.                          New Mexico
  Rio Venture XV, Inc.                       New Mexico
Albuquerque Utilities Corporation            New Mexico
Florida Ridge Utilities Corp.                Florida
Kable News Company, Inc.                     Illinois
  Kable Fulfillment Services of Ohio, Inc.   Delaware
  Kable News Company of Canada, Ltd.         Ontario
  Kable News Export, Ltd.                    Delaware
  Kable News International, Inc.             Delaware
El Dorado Utilities, Inc.                    New Mexico
AMREP Metro Services, Inc.                   New York
AMREP Saratoga Construction, Inc.            New York
AMREP Solutions, Inc.                        New York